UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2009

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 18, 2009, Bunge Limited (“Bunge”) completed the issuance and sale of 12,000,000 common shares, par value $0.01 per share, in an underwritten public offering (the “Offering”) at a price to the public of $65.50 per share, including 1,500,000 common shares issued pursuant to the exercise in full of the over-allotment option granted to the underwriters in the Offering.

The Offering was made pursuant to Bunge’s existing shelf registration statement on Form S-3 (Registration No. 333-138662).  Bunge received net proceeds of approximately $760 million from the Offering, after deducting underwriting commissions and estimated offering expenses.

In connection with the Offering, Bunge entered into an underwriting agreement (the “Underwriting Agreement”) dated August 12, 2009 with Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC, on behalf of themselves and the other underwriters named therein.  The Underwriting Agreement has been filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Report and the Registration Statement.

Bunge issued a press release announcing the pricing of the Offering on August 12, 2009.  On August 17, 2009, Bunge issued a press release announcing that the underwriters had exercised their overallotment option in full. Copies of the press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 12, 2009, among Bunge Limited and Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC

99.1	Press Release Announcing the Pricing of the Offering, dated August 12, 2009

99.2	Press Release Announcing the Exercise of the Overallotment Option, dated August 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 18, 2009

BUNGE LIMITED

By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Assistant General Counsel

EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 12, 2009, among Bunge Limited and Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC

99.1	Press Release Announcing the Pricing of the Offering, dated August 12, 2009

99.2	Press Release Announcing the Exercise of the Overallotment Option, dated August 17, 2009